UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

July 27, 2017

Date of Report (Date of earliest event reported)

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(Address of principal executive offices, including zip code)

(970) 493-7272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On July 27, 2017, Heska Corporation, a Delaware corporation (the “Company”), terminated its Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005, as amended, with Wells Fargo Bank, National Association (the “Wells Fargo Agreement”), in connection with its obtaining a new credit facility with JPMorgan Chase Bank, N.A. (“Chase”) described in Item 2.03 of this current report. The Company did not incur any early termination penalty in connection with the termination of the Wells Fargo Agreement.

A description of the Wells Fargo Agreement, including the amendments thereto, is included under Note 12 of the Notes to Consolidated Financial Statements in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2017, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2017, the Company announced that it and its wholly-owned subsidiaries Diamond Animal Health, Inc. and Heska Imaging, LLC (together with the Company, the “Borrowers”), entered into a new Credit Agreement (the “Credit Agreement”) with Chase, as a lender, administrative agent (as such, the “Agent”), swingline lender and issuing bank. A copy of the announcement is included as an exhibit to this current report. The Credit Agreement, which matures on July 27, 2020, consists of a $30 million revolving credit facility with a sublimit of $2 million available for swing line loans. The Credit Agreement permits the Company, subject to conditions, to increase the revolving commitments under the Credit Agreement in an aggregate amount of up to $20 million. The proceeds of any borrowings under the Credit Agreement are to be used for general working capital, capital investments and acquisitions.

Borrowings under the Credit Agreement will bear interest at the Borrower’s option, subject to identified exceptions, either at (i) the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal offices in New York City, subject to a floor, minus 1.65% or (ii) the interest rate per annum equal to (a) LIBOR (the London Interbank Offered Rate) for the interest period in effect multiplied by (b) the Agent’s Statutory Reserve Rate (as defined in the Credit Agreement), plus 1.10%. The Company is required to pay a quarterly commitment fee on the unused portion of the revolving credit commitments under the Credit Agreement in an amount of 0.2% per annum. The Company is also required to pay letter of credit participation fees equal to 1.1% on the daily amount of the unused amounts of standby letters of credit and unreimbursed disbursements related to letters of credit and a fronting fee of 0.25% per annum on the unused amounts of standby letters of credit and unreimbursed disbursements related to letters of credit.

The Credit Agreement contains customary restrictions on the ability of the Borrowers to (i) incur additional indebtedness, (ii) create liens, (iii) undergo fundamental changes, (iv) make investments, (v) sell or dispose of assets, (vi) enter into sale and leaseback transactions or swap agreements, (vii) make distributions or dividends to stockholders, (viii) engage in transactions with affiliates, (ix) enter into defined restrictive agreements or (x) amend their organizational documents. These covenants are subject to a number of conditions, exceptions and limitations.

The Company is also required to comply with financial covenants contained in the Credit Agreement. Under the Credit Agreement, the Company may not permit its leverage ratio, the ratio of total indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization), on the last day of any fiscal quarter to exceed 2.50 to 1.00, or permit its fixed charge coverage ratio, the ratio of EBITDA (minus unfinanced capital expenditures) to fixed charges, to be less than 1.25 to 1.00.

The Credit Agreement contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the Agent may, and at the request of the required lenders shall, declare any outstanding obligations under the Credit Agreement to be immediately due and payable and outstanding borrowings to accrue interest at an increased interest rate equal to 2.0% above the previous interest rate. In addition, if an actual or deemed entry of an order for relief with respect to the Company is made under the United States bankruptcy code or comparable foreign law, then any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.

Borrowings under the Credit Agreement are secured pursuant to the terms of a Pledge and Security Agreement by and between the Borrowers and the Agent for the benefit of the Lenders, dated as of the date of the Credit Agreement (the “Pledge Agreement”). Under the Pledge Agreement, each of the Borrowers granted the Agent a security interest in substantially all of its assets and personal property, including all of the capital stock of the wholly-owned subsidiaries of the Borrowers but excluding identified agreements, deposit accounts, real property and trademarks.

The Agent and its affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Borrowers and their affiliates and subsidiaries, for which they have received or will receive fees and reimbursement of expenses.

The foregoing descriptions of the Credit Agreement and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the copies thereof filed as exhibits to this current report and incorporated by reference herein.

Forward-Looking Statements

This current report may be deemed to contain forward-looking statements regarding the Company’s future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. Factors that could affect the financial and operating results of the Company generally include, but are not limited to, the following: using past results, including trends, to predict future outcomes, including financial results and customer behavior; risks that future strategic transactions may negatively impact, rather than enhance, stockholder value or may not come to fruition at all; reliance on key personnel; competition; the potential negative impact of litigation; and the risks set forth in the Company’s filings and future filings with the Securities and Exchange Commission, including those set forth in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1†	Credit Agreement

10.2	Pledge Agreement

99.1	Press release dated July 27, 2017

Notes

†	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: August 2, 2017	By: /s/ John McMahon John McMahon Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1†	Credit Agreement

10.2	Pledge Agreement

99.1	Press release dated July 27, 2017

Notes

†	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.